NUMBER C

SHARES

MEDICINOVA

MEDICINOVA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEPTEMBER 26, 2000

CUSIP 58468P 20 6

SEE LEGENDS ON REVERSE

CERTIFICATE OF STOCK

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK OF
MEDICINOVA, INC.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Certificate of Incorporation and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

SECRETARY

MediciNova, Inc. CORPORATE SEAL SEPT. 26, 2000 DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF OCTOBER 13, 2006 MEDICINOVA, INC. TSB 25073 FC
SALES: J. DICKINSON 708-385-9112	Operator: Ron
/ ETHER 7 / LIVE JOBS / M / MEDICINOVA 25073 FC	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is All-Outline, EPS format; Prints in PMS 647 and PMS 450. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________________
(State)

UNIF TRF MIN ACT– __________ Custodian (until age ______)
(Cust)
__________ under Uniform Transfers
(Minor)
to Minors Act ____________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Shares*

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ______________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain "Rights" as set forth in a Rights Agreement between MEDICINOVA, INC. (the "Company") and AMERICAN STOCK TRANSFER &TRUST COMPANY (the "Rights Agent") dated as of November 24, 2006 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights "Beneficially Owned" by "Acquiring Persons" (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights, may become null and void.